CERTIFICATE OF TRUST
                                       OF
                                IGAM GROUP FUNDS

                            a Delaware Business Trust

           This Certificate of Trust of IGAM Group Funds (the "Trust"), dated as of this 15th day of July, 1999, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust Act (the "Act"), Del. Code Ann. tit.
12, ss.ss.3801-3819.

           1. NAME. The name of the business trust formed hereby is "IGAM Group Funds."

           2. REGISTERED OFFICE AND REGISTERED AGENT. The Trust will become, prior to the issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended. Therefore, in accordance with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered office and a registered agent for service of process.

                (a) REGISTERED OFFICE. The registered office of the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

           3. LIMITATION OF LIABILITY. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

           IN WITNESS WHEREOF, the Trustees named below do hereby execute this Certificate of Trust as of the 15th day of July, 1999.

                                  /s/ Eugene Y.W. Lee, Ph.D.
                                  Eugene Y.W. Lee, Ph.D.
                                  Trustee

                                  /s/ George Hadfield III
                                  George Hadfield III
                                  Trustee

                                  /s/ Jong Ho Hwang
                                  Jong Ho Hwang
                                  Trustee